UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2023

Arvinas, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38672	47-2566120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park

395 Winchester Ave.

New Haven, Connecticut 06511

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 535-1456

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 24, 2023, Arvinas, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 12,963,542 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price of $21.36 per share, and, to one Investor in lieu of Shares, pre-funded warrants to purchase 3,422,380 shares of the Company’s common stock (the “Pre-Funded Warrants”), at a price of $21.359 per Pre-Funded Warrant (the “Private Placement”).

The Private Placement is expected to close on or about November 28, 2023, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $350 million, before deducting placement agent fees and offering expenses, and aggregate net proceeds from the Private Placement of approximately $334.5 million, after deducting placement agent fees. BofA Securities, Inc. and Goldman Sachs & Co. LLC acted as joint lead placement agents for the Private Placement.

As a condition to closing, the Company and its directors and executive officers have agreed, subject to certain exceptions, not to dispose of or hedge any shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of the Securities Purchase Agreement continuing through the earlier of (1) 90 days after the closing of the Private Placement or (2) the trading day immediately following the effective date of the registration statement filed pursuant to the Registration Rights Agreement (as defined below). Each Investor has agreed that it will not trade in the Company’s securities until December 8, 2023.

The Company has granted the Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Securities Purchase Agreement.

In addition, for a period of 24 months after the closing of the Private Placement, subject to specified conditions, the Company has agreed that EcoR1 Capital, LLC will have the right to nominate one of its partners as a member of the board of directors of the Company as a Class II director.

Pre-Funded Warrants

Each Pre-Funded Warrant to be issued in the Private Placement will have an exercise price of $0.001 per share, will be exercisable immediately and will be exercisable until the Pre-Funded Warrant is exercised in full.

Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 19.99%.

Registration Rights Agreement

Also on November 24, 2023, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares and the shares of the Company’s common stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares” and, together with the Shares, the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Investors of their

Registrable Securities no later than 30 days following the closing of the Private Placement (the “Filing Date”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective, if not automatically effective upon filing, as soon as practicable and to keep such registration statement effective until the earlier of (1) the date that all Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (2) five years after the closing of the Private Placement. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed by the Filing Date, (ii) the registration statement is not automatically effective upon filing or not declared effective prior to the earlier of (a) five business days after the date on which the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (b) the 60th day following the closing of the Private Placement, if the SEC staff determines not to review the registration statement, or (c) the 90th day following the closing of the Private Placement, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the form of Pre-Funded Warrant and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 10.2 hereto, respectively, and incorporated by reference herein.

The representations, warranties and covenants contained in the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and the placement agents expressly named as third-party beneficiaries thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Shares and the Pre-Funded Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act. The Shares and Pre-Funded Warrants have not been registered under the Securities Act or any state securities laws, and the Shares and Pre-Funded Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, and that they are acquiring the Shares and Pre-Funded Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares and Pre-Funded Warrants in violation of the United States federal securities laws.

Item 8.01	Other Events.

On November 27, 2023, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company expects to use the net proceeds from the Private Placement to advance its clinical development programs and preclinical pipeline, and for working capital and other general corporate purposes.

Based upon the Company’s current operating plan, the Company estimates that the anticipated net proceeds from the Private Placement, together with the Company’s existing cash, cash equivalents, restricted cash and marketable securities, will enable the Company to fund its planned operating expenses and capital expenditure requirements into 2027. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

Immediately following the closing of the Private Placement, the Company will have 67,999,007 shares of common stock issued and outstanding.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding the expected closing of the Private Placement; whether the conditions for the closing of the Private Placement will be satisfied; anticipated proceeds from the Private Placement; the filing of a registration statement to register the resale of the Shares and the Pre-Funded Warrant Shares; and the Company’s business strategies, plans and prospects. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K, including statements regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of various risks and uncertainties, including but not limited to: whether the conditions for the closing of the Private Placement will be satisfied; the Company’s and Pfizer, Inc.’s (“Pfizer”) performance of their respective obligations with respect to the collaboration with Pfizer; whether the Company and Pfizer will be able to successfully conduct and complete clinical development for vepdegestrant; whether the Company will be able to successfully conduct and complete development for its product candidates, including whether the Company initiates and completes clinical trials for its product candidates and receives results from its clinical trials on its expected timelines or at all; whether the Company obtains marketing approval for and commercializes vepdegestrant, ARV-766 and its other product candidates on the Company’s current timelines or at all; the Company’s ability to maintain and protect its intellectual property portfolio; whether the Company’s cash and cash equivalent resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other important factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent other reports on file with the SEC. The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views with respect to future events, and the Company assumes no obligation to update any forward-looking statements except as required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

10.1	Securities Purchase Agreement, dated November 24, 2023, by and among the Company and the other parties thereto.

10.2	Registration Rights Agreement, dated November 24, 2023, by and among the Company and the other parties thereto.

99.1	Press Release, dated November 27, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: November 27, 2023	By:	/s/ Sean Cassidy
	Name:	Sean Cassidy
	Title:	Chief Financial Officer, Treasurer and Secretary